UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On January 13, 2021, Repay Holdings Corporation (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, acting as representative of the several underwriters named therein (collectively, the “Underwriters”) relating to the public offering (the “Equity Offering”) by the Company of 5,430,000 shares of its Class A common stock (the “Firm Shares”). After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of the Firm Shares of approximately $123.5 million. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase from the Company up to an additional 814,500 shares of its Class A common stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Shares will be sold pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2020 (File No. 333-248483). A prospectus supplement relating to the Equity Offering has been filed with the SEC. The closing of the Equity Offering is expected to take place on January 19, 2021, subject to customary closing conditions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

Purchase Agreement

On January 13, 2021, we entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue $400.0 million in aggregate principal amount of 0.00% Convertible Senior Notes due 2026 (the “Notes”) in a private placement (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $40.0 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

On January 12, 2021, the Company issued a press release announcing the Equity Offering. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On January 12, 2021, the Company issued a press release announcing the concurrent Notes Offering. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

On January 13, 2021, the Company issued a press release announcing the pricing of the Equity Offering. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

On January 13, 2021, the Company also issued a press release announcing the pricing of the concurrent Notes Offering. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated January 12, 2021, issued by the Company

99.2*	Press Release, dated January 12, 2021, issued by the Company

99.3*	Press Release, dated January 13, 2021, issued by the Company

99.4*	Press Release, dated January 13, 2021, issued by the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: January 13, 2021	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer